UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K is furnished by ClubCorp Holdings, Inc., a Nevada Corporation (the “Company”, “we”, or “our”) in connection with the matters described herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

We held our 2017 Annual Meeting of Stockholders on July 10, 2017 (the “2017 Annual Meeting”) in Irving, Texas. The matters that were submitted to our stockholders for approval at the 2017 Annual Meeting and the voting results with respect to each matter are set forth below. The proposals related to each matter are described in detail in our definitive Proxy Statement filed with the Securities and Exchange Commission on June 2, 2017 (the “Proxy Statement”).

Item 1 on the Proxy Card. Our stockholders elected four directors for a three-year term, with the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Eric L. Affeldt	54,541,799	3,386,653	2,653,730
Arthur J. Lamb III	54,544,365	3,384,087	2,653,730
Margaret M. Spellings	54,525,419	3,403,033	2,653,730
Simon M. Turner	57,426,037	502,415	2,653,730

Item 2 on the Proxy Card. In an advisory “say on pay” vote, our shareholders approved the compensation of our named executive officers, with the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
54,135,734	2,965,037	827,681	2,653,730

Item 3 on the Proxy Card. Our shareholders voted for the ratification and confirmation of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017, with the following vote:

Number of Votes
For	Against	Abstain
60,380,217	81,235	120,730

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2017	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer